EXHIBIT 10.1

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated of as April 21, 2008, by and between ARIEL WAY, INC. (the “Company”), YA GLOBAL INVESTMENTS, L.P. (formerly, CORNELL CAPITAL PARTNERS, LP) (“YA Global”) and MONTGOMERY EQUITY PARTNERS, LTD., a Cayman Islands exempted Company and wholly owned subsidiary of YA Global (“Montgomery” and together with YA Global, the “Investor”).  All capitalized terms used herein shall have the respective meanings assigned thereto in the Transaction Documents (as defined below) unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into certain financing arrangements set forth on Schedule A attached hereto and referred to herein as the “Transaction Documents”  pursuant to which, the Investor is the holder of the following convertible preferred stock (collectively, the “Preferred Stock”) issued by the Company:

Preferred Stock Description	Preferred Stock Outstanding	Preferred Stock Outstanding in Dollars
Convertible Preferred Stock, par value $0.001 per share	141 ¾	$1,426,995

The amounts referenced in this chart above are as of March 13, 2008 and do not include any additional costs, charges, expenses, or liquidated damages.

WHEREAS, pursuant to the Transaction Documents, the Investor is the holder of warrants (the “Existing Warrants”) to purchase 1,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”);

WHEREAS, the Company has breached the terms of the Transaction Documents due to the actions or occurrences set forth in Section 1 below; and

WHEREAS, the Company has requested that the Investor forbear from exercising its rights as a result of the Existing Defaults, which are continuing, before September 6, 2008; and

WHEREAS, the Investor is willing to agree to forbear from exercising certain of its rights and remedies before September 6, 2008 on the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

1.

EVENTS OF DEFAULT.  The Investor is hereby providing the Company with formal notice of the actions and inactions set forth below, each of which can trigger an Event of

Default under the Preferred Stock and the Transaction Documents (referred to herein as the “Existing Defaults”).

a.

The Company has failed to reserve and keep available out of its authorized but unissued shares of Common Stock, a number of shares sufficient to effect conversion of the Preferred Stock.  Furthermore, the Company has failed to call and hold a special meeting of its stockholders within thirty (30) days of the time that it no longer had a number of shares sufficient to effect conversion of the Preferred Stock, for the purpose of increasing the number of authorized shares of Common Stock.

2.

 ACKNOWLEDGMENTS.

a.

Acknowledgement of Obligations.  The Company hereby acknowledges, confirms and agrees that as of the date hereof, (i) the Investor owns the Preferred Stock and the outstanding principal amount of the  Preferred Stock plus accrued and unpaid interest and liquidated damages thereon as set forth in the first recital above and (ii) the principal and interest set forth herein, all interest accrued and accruing hereafter and all liquidated damages, fees, costs, expenses and other charges now or hereafter payable by the Company to the Investor under the Transaction Documents (collectively, the “Obligations”), are unconditionally owing by the Company to the Investor, without offset, defense or counterclaim of any kind, nature or description whatsoever.

b.

Binding Effect of Documents.  The Company hereto acknowledges, confirms and agrees that:  (a) each of the Transaction Documents to which it is a party has been duly executed and delivered to the Investor by the Company, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of the Company contained in such documents and in this Agreement constitute the legal, valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, and the Company has no valid defense to the enforcement of such obligations, and (c) the Investor  is and shall be entitled to the rights, remedies and benefits provided for in the Transaction Documents and applicable law, without setoff, defense or counterclaim of any kind, nature or descriptions whatsoever.

3.

FORBEARANCE IN RESPECT OF CERTAIN EVENTS OF DEFAULT.

a.

Acknowledgement of Default.  The Company hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, and each constitutes an Event of Default and entitles the Investor to exercise its rights and remedies under the Transaction Documents, applicable law or otherwise.  The Company further represents and warrants that as of the date hereof no other Event of Default under the Transaction Documents exist.  The Investor has not waived, presently does not intend to waive and may never waive such Existing Defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.  The Company hereby acknowledges and agrees that the Investor has the presently exercisable right to declare the Obligations to be immediately due and payable under the terms of the Transaction Documents.

b.

Forbearance.

i.

In reliance upon the representations, warranties and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, the Investor agrees to forbear from exercising its rights and remedies under the Transaction Documents or applicable law in respect of or arising out of the Existing Defaults, subject to the conditions, amendments and modifications contained herein for the period (the “Forbearance Period”) commencing on the date hereof and ending on September 6, 2008, so long as the following conditions are met: (i) the Company strictly complies with the terms of this Agreement, and (ii) there is no occurrence or existence of any Event of Default, other than the Existing Defaults.

ii.

Upon the termination or expiration of the Forbearance Period, the agreement of the Investor to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit the Investor to exercise such rights and remedies immediately, including, but not limited to, the acceleration of all of the Obligations without any further notice, passage of time or forbearance of any kind.  This Agreement shall be deemed to satisfy any and all requirements by the Investor to notify the Company of the occurrence of the Existing Defaults and satisfies any obligation by the Investor to give the Company an opportunity to cure the Existing Defaults.

c.

No Other Waivers; Reservation of Rights.

i.

The Investor has not waived, is not by this Agreement waiving, and has no intentions of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and the Investor has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

ii.

Subject to Section 3(b) above (solely with respect to the Existing Defaults), the Investor reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Transaction Documents as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and the Investor has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on its part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

4.

WARRANTS.  In consideration of the agreements set forth herein, the Company shall issue to YA Global a warrant in substantially the form attached hereto as Exhibit A to purchase 500,000,000 shares of Common Stock of the Company at an exercise price of $0.001 per share for a period of five years from the issuance date.

5.

AMENDMENT OF PREFERRED STOCK.

a.

Pursuant to the terms and conditions of this Agreement, within thirty (30) days of the execution and delivery of this Agreement, the Company will (i) (x) receive the approval of a majority of its stockholders by written consent in lieu of a special meeting of stockholders to an amendment (the “Amendment”) to the Company’s Articles of Incorporation and (y) file an Information Statement (the “Information Statement”) pursuant to Section 14© of the Exchange Act of 1934 (the “Exchange Act”) and any other documents required to be filed pursuant to the Exchange Act or the Securities and Exchange Act of 1933 (the “Securities Act”) or (ii) (x) file a Preliminary Proxy Statement pursuant to Section 14(a) of the Exchange Act and any other documents required to be filed pursuant to the Exchange Act or Securities Act indicating its intention to hold a special meeting of stockholders to vote on the Amendment and (y) within 60 days thereof hold a special meeting (the “Special Meeting”) of stockholders to vote on the Amendment.

b.

Pursuant to the Amendment, the following amendments will be made the Preferred Stock:

i.

Effective as of the date hereof, holders of Preferred Stock will be entitled to receive when, as and if declared by the Board of Directors dividends at a rate of eighteen percent (18%) of the Liquidation Amount which shall be paid quarterly on the first day of March, June, September and December of each year.  Dividends shall begin to accrue and shall be cumulative as of the date hereof.  At the option of the holder of the Preferred Stock, accrued and unpaid dividends may be paid in shares of Common Stock at the Conversion Price.

ii.

The Conversion Price as set forth in the Preferred Stock shall be equal to the lesser of (a)Ten Cents ($.10), or (b) a twenty-five percent (25%) discount to the lowest volume weighted average price of the Common Stock as quoted by Bloomberg, LP during the twenty (20) trading days immediately preceding the date of conversion.

c.

As soon as practicable after filing the Information Statement or holding the Special Meeting (if the Amendment is approved at the Special Meeting) the

Company shall file the Amendment with the Secretary of State of the State of Florida.

6.

AMENDMENT OF EXISTING WARRANTS.  Pursuant to the terms and conditions of this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company will amend the Existing Warrants by executing an amendment (the “Warrant Amendment”) in substantially the form attached hereto as Exhibit B. Pursuant to the Warrant Amendment, the exercise price of the Existing Warrants shall be $0.001 per share.

7.

AUTHORIZATION.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Amendment, including the filing the Amendment with the Secretary of State of the State of Florida and, other than as set forth herein, no further consent or authorization is required by the Company, its Board of Directors or its stockholders

8.

COVENANTS

a.

Acquisitions.  The Company will not acquire or dispose of any businesses or assets without the prior written consent of the Investor; provided, however, that the Company does not have to obtain the Investors consent to the previously announced acquisitions of Syrei Holding UK Limited, Syrei Acquisition Ltd. Lime Truck, Inc., Mason Media Networks  LLC and CCE, Inc.,

b.

Further Assurances. The Company shall, from and after the execution of this Agreement, execute and deliver to the Investor whatever additional documents, instruments, and agreements that the Investor may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in the Investor and/or to otherwise give effect to the terms and conditions of this Agreement, and hereby authorize the Investor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Investor deems necessary to perfect or evidence the Investor’s security interests and liens in any such collateral.

c.

Non-Interference.  From and after the termination of the Forbearance Period, the Company agrees not to interfere with the exercise by the Investor of any of its rights and remedies.  The Company further agrees that it shall not seek to restrain or otherwise hinder, delay, or impair the Investor’s efforts to realize upon any collateral granted to the Investor, or otherwise to enforce its rights and remedies pursuant to the Transaction Documents.  The provisions of this Paragraph shall be specifically enforceable by the Investor.

d.

Cross Default.  The Company hereby acknowledges and agrees that any default or Event of Default under this Agreement or under any Transaction Document shall constitute an Event of Default under each other Transaction Document.

9.

RELEASE.  In exchange for the accommodations made by the Investor herein, the Company does hereby, on behalf of itself and its agents, representatives, attorneys, assigns, heirs, subsidiaries, executors and administrators (collectively, “Company Parties”) RELEASE AND FOREVER DISCHARGE the Investor and its subsidiaries and its respective affiliates, parents, joint ventures, officers, directors, shareholders, interest holders, members, managers, employees, consultants, representatives, successors and assigns, heirs, executors and administrators (collectively, “Buyer Parties”) from all causes of action, suits, debts, claims and demands whatsoever known or unknown, at law, in equity or otherwise, which the Company Parties ever had, now has, or hereafter may have on or prior to the date hereof, and any claims for reasonable attorneys’ fees and costs, and including, without limitation, any claims relating to fees, penalties, liquidated damages, and indemnification for losses, liabilities and expenses.  The release contained in this Section is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, or implied or express contract.  It is expressly understood and agreed that this release shall operate as a clear and unequivocal waiver by the Company Parties of any such claim whatsoever.

10.

PROVISIONS OF GENERAL APPLICATION

a.

Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the other Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents and this Agreement shall be read and construed as one agreement.

b.

Governing Law.  This Agreement shall be interpreted according to the laws of the State of New Jersey and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Any notices, demands, consents, other writings or communications permitted or required by this Agreement shall be given in the manner and to the address as set forth in the Transaction Documents.

c.

Mutual Waiver of Jury Trial.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE BETWEEN FACTOR AND CLIENT ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN

CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER FACTORING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

Ariel Way, Inc.

By: /s/ Arne Dunhem
Name: Arne Dunhem
Title: Chief Executive Officer

YA Global Investments, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Mark A. Angelo
Name: Mark A. Angelo
Title:

Montgomery Equity Partners, Ltd.

By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark A. Angelo
Name: Mark A. Angelo
Title:

SCHEDULE A

TRANSACTION DOCUMENTS

Investment Agreement, dated February 28, 2006, between Ariel Way, Inc., YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) and Montgomery Equity Partners, Ltd.

Investment Registration Rights Agreement, dated February 28, 2006, between Ariel Way, Inc., YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P.) and Montgomery Equity Partners, Ltd.

Amendment to Articles of Incorporation of Ariel Way, Inc. (formerly known as Certificate of Designation of the Series A Convertible Preferred Stock (Par Value $0.001 Per Share) of Ariel Way, Inc.), dated February 28, 2006

Exhibit A

ARIEL WAY, INC.

AMENDMENT NO. 1
to

WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE

ORIGINAL WARRANT

This Amendment No. 1 to Warrant to Purchase Common Stock (this “Amendment”) is issued in connection with the Warrant to Purchase Common Stock (the “Warrant”) issued by Ariel Way, Inc. (the “Company”) to YA Global Investments, LP (the “Holder”) on July 28, 2005. The Warrant entitles the holder to purchase one million (1,000,000) shares of the Company’s common stock, par value $.001 per share.  Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT, the following amendments are hereby made to the Warrant:

•

The Exercise Price is $0.001 per share.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer.

Ariel Way, Inc.

By:

/s/ Arne Dunhem

Name:  Arne Dunhem

Title:

Chief Executive Officer

Dated:  April 21, 2008